Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-80577 and 333-00514 and 333-46473) of RadiSys Corporation of our report dated January 22, 1999 appearing in this Annual Report on Form 10-K. We also hereby consent to the incorporation by reference of our report on the Financial Statement Schedule, which also appears in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon
March 12, 1999